SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

April 6, 2009

Date of Report (Date of earliest event reported)

Florida Gaming Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction of incorporation	(Commission file no.)	(IRS employer identification no.)

3500 NW 37th Avenue, Miami, Florida    33142-0000

 (Address of principal executive offices, including zip code)

(305) 633-6400

 (Registrant's telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

1.01	Entry into a Material Definitive Agreement

On February 3, 2009, with the material obligations effective April 6, 2009, Florida Gaming Centers, Inc., a wholly owned subsidiary of Florida Gaming Corporation, (the “Registrant”) entered into a Settlement Agreement (the “Settlement”) with Miami-Dade County, Florida (the “County”), whereby the Registrant agreed to purchase from the County a total of 10.982 acres of undeveloped real property (the “Property”) for an aggregate purchase price of $15,727,845.

The Settlement
The Settlement is an outgrowth of a judicial proceeding in which the County attempted to seize a portion of Registrant’s property under its power of eminent domain.  Under the Settlement, the Registrant agreed to relinquish the land subject to the eminent domain action in consideration for the right to purchase the Property.  This purchase is expected to be a two-step process with the Initial Closing (“Initial Closing”) and the Final Closing (“Final Closing”).

Initial Closing
On April 6, 2009, the Registrant and the County partially executed the Initial Closing.  The Registrant purchased 2.283 acres of the Property for a price of $3,348,429.  The purchase of the initial 2.283 acres was effected through a down payment by the Registrant to the County of 10% of the purchase price of the 2.283 acres, or $334,843, and an accompanying Promissory Note (the “Note”) in the original principal amount of $3,013,586 for a term of 15 years, bearing interest at a rate of 7.25% per annum.  The Note is secured by the Property pursuant to a Mortgage and Security Agreement (the “Mortgage”) between the Registrant and the County.

The Final Closing
The Final Closing on the remaining 8.67 acres is expected to occur before July 1, 2010.  Before such Final Closing may take place, the following conditions must be satisfied:
•
The Miami River Dredging Project must be completed such that the 8.67 acre tract may be conveyed unencumbered and free and clear of environmental contamination to the extent that there will be no liability on account of environmental contamination and that environmental contamination will not preclude the issuance of any legally permissible building permits.

•
A resolution must be presented to the Board of the Miami-Dade County Commissioners (the “Board”), within 90 days of the Initial Closing, for the closure of a remnant right-of –way (NW 34th Street between NW 37th Avenue and NW 36th Avenue) encumbering the Property.

o	Should the Board fail to close this right-of-way, the purchase price for the Property will be reduced by $998,200.00.
•	A resolution must be presented to the Board for closure of NW 37th Avenue between NW 36th Street and NW South River Drive, an encumbrance on the Property.
o	Such closure would be subject to a perpetual utility easement across the Property for existing and future utilities.
•
A resolution must be presented to the Board within 90 days of the Initial Closing for the closure of NW 37th Avenue subject to a condition that, if Registrant fails to close on the remaining 8.67 acres, any closed portion of NW 37th Avenue will revert to the County

o
If the Board votes to deny closure of NW 37th Avenue provided above, the County shall grant the Registrant a perpetual air rights easement above the length and width of the NW 37th Avenue right-of-way for its use for the construction of building improvements in furtherance of its business operations.

▪	With the grant of only an air rights easement, the total price for the Property will be reduced to $13,872,063.
▪	The County could then require the Registrant to dedicate an additional ten foot of right-of-way from the Property, reducing the total price of the Property to $13,778,843.
•	If, in addition to the above, the NW 34th Street right-of-way is not closed, the total price of the Property would be reduced by $827,080 to $12,952,763.

o
If the Registrant fails to close on the remaining 8.67 acres of the Property but has completed construction of improvements within the air rights above NW 37th Avenue, Registrant shall retain an air rights easement over NW 37th Avenue; however, the County shall retain and may pursue any other legal right and remedy to enforce the Settlement Agreement, as well as any and all financing agreements, including but not limited to the right to foreclose on the Mortgage and the Note.

At the Final Closing, Registrant must pay 10% of the remaining, unpaid balance of the Property ($1,237,941.60), financing the remainder ($11,141,474.40) through the County for a term of 15 years, at a rate of 7.25% per annum.  The entire debt at the Final Closing may be consolidated under a single mortgage.
Although the Settlement provides that documentation for the purchase of the 8.67 acres at the Final Closing would be placed in escrow at the Initial Closing, the parties proceeded with the purchase of the 2.283 acres without such documentation in escrow.

Additional Provisions
The Settlement also contains provisions such that, if the County votes to close NW 37th Avenue and then, within 36 months, determines a need to expand 36th Avenue, the Registrant must dedicate a 20-foot wide by 812-foot long strip of the Property to accommodate an 80 foot right-of-way which may, at the County’s sole discretion, be constructed in the future.  The Registrant would also be required to pay for such street expansion to the extent of $5,700,000 through incremental draw-downs as described in the Settlement.

2.01	Completion of Acquisition of Assets

The information provided in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.01.

2.03	Creation of a Direct Financial Obligation of a Registrant

The information provided in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

The Note
All obligations due under the Note may be accelerated upon a default by the Registrant, whereby all obligations will become immediately due and payable and bear interest until paid at the default rate of interest of 18% per annum.  Late payments on the Note, if not paid within ten days of coming due, are subject to a 5% late charge. Advance payments on the Note may be made by the Registrant without penalty.

The Mortgage

The Note is secured by the Property pursuant to the Mortgage.  The Mortgage requires the Registrant to pay all taxes and insurance premiums to the County in monthly installments.  The Mortgage requires the Registrant to maintain broad form public liability insurance, casualty insurance and, if the Property is designated as being in a flood zone, flood insurance on the Property. The Registrant may not obtain any other mortgage on the property without the prior written consent of the County.  If a lien is placed on the Property, unless the Registrant has the lien removed within 30 days, the County may declare a default and accelerate and demand immediate payment on the Note.  The Property will also secure all obligations arising at the Final Closing.

Item 9.01 – Financial Statements and Exhibits

(d) - Exhibits
EX 10.1 – Settlement Agreement as to Parcel No. 155 and Parcel No. 155TCE, dated February 3, 2009, by and between the Registrant and the County
EX 10.2 -- Promissory Note, entered into by the Registrant, the County and City National Bank of Florida on April 6, 2009
EX 10.3 -- Mortgage and Security Agreement, entered into by the Registrant, the County and City National Bank of Florida on April 6, 2009
EX 99.1 – Press Release, dated April 8, 2009

SIGNATURES

By:	/S/ W. Bennett Collett
Chairman and CEO

Date: April 15, 2009